Exhibit 21

SUBSIDIARIES OF MERIT MEDICAL SYSTEMS, INC.

as of December 31, 2019

Subsidiary Name	Jurisdiction of Incorporation/Organization
Merit Medical Australia Pty Ltd.	Australia
IntelliMedical Technologies Pty Ltd.	Australia
ITL Healthcare Pty Ltd.	Australia
Merit Medical Austria GmbH	Austria
Merit Medical Belgium Sprl	Belgium
Merit Medical Comercialização, Distribuição, Importação e Exportação de Produtos Hospitalares LTDA.	Brazil
Merit Medical Canada Ltd.	Canada
Merit Medical Beijing Co. Ltd.	China
BioSphere Medical Japan, Inc.	Delaware
BioSphere Medical, Inc.	Delaware
Brightwater Medical, Inc.	Delaware
BSMD Ventures, Inc.	Delaware
Cianna Medical, Inc.	Delaware
DFINE, Inc.	Delaware
Vascular Access Technologies, Inc.	Delaware
Merit Medical Denmark A/S	Denmark
Merit Medical Egypt LLC	Egypt
Merit Medical Finland Ltd.	Finland
BioSphere Medical SA	France
Merit Medical France SAS	France
Dfine Europe GmbH	Germany
Merit Medical GmbH	Germany
Merit Medical Asia Company Limited	Hong Kong
Merit Medical Systems India Private Limited	India
Merit Medical (NRI) Ireland Limited	Ireland
Merit Medical Ireland, Ltd.	Ireland
Merit Medical System’s NRI Limited	Ireland
STD Pharmaceutical (Ireland) Limited	Ireland
Merit Medical Italy S.R.L.	Italy
Merit Medical Japan KK	Japan
Merit Medical Malaysia Sdn. Bhd	Malaysia
Merit Maquiladora México, S. DE R.L. DE C.V.	Mexico
Merit Mexico Sales, S. de R.L. de C.V.	Mexico
Merit Medical Coatings B.V.	Netherlands
Merit Medical Nederland B.V.	Netherlands
Argon Medical Devices Netherlands BV	Netherlands
Merit Medical New Zealand Limited	New Zealand
Merit Medical Norway AS	Norway
Thomas Medical Products, Inc.	Pennsylvania
Merit Medical Portugal, S.A.	Portugal
LLC Merit Technologies	Russia
Merit Medical Singapore Holdings Pte. Ltd	Singapore
Merit Medical Singapore Pte. Ltd.	Singapore

Merit Medical Korea Co., Ltd.	South Korea
Merit Medical South Africa (Pty) LTD	South Africa
Merit Medical Africa (Pty) LTD	South Africa
Merit Medical Spain S.L.Unipersonal	Spain
Merit Medical Systems AB	Sweden
Merit Medical Switzerland AG	Switzerland
Merit Medical Turkey Tıbbi Ürünler Ticaret Anonim Şirketi	Turkey
Merit Medical ME FZ-LLC	United Arab Emirates
Merit Medical UK Limited	United Kingdom
Fibrovein Holdings Limited	United Kingdom
STD Pharmaceutical Products Limited	United Kingdom
Merit Holdings, Inc.	Utah
Merit Sensor Systems, Inc.	Utah